Exhibit 99.1

FOR IMMEDIATE RELEASE

LIFEPOINT HEALTH STOCKHOLDERS APPROVE MERGER WITH

RCCH HEALTHCARE PARTNERS

BRENTWOOD, Tenn. (October 29, 2018) – LifePoint Health (NASDAQ: LPNT) today announced that its stockholders approved the proposed agreement to merge LifePoint and RCCH HealthCare Partners, which is owned by certain funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”). Upon closing of the transaction, LifePoint shareholders will receive $65.00 per share in cash for each share of LifePoint common stock they own.

Holders of a majority of the outstanding shares of LifePoint’s common stock voted in favor of adopting the merger agreement. The final voting results for all proposals will be filed with the Securities and Exchange Commission in a Current Report on Form 8-K.

The acquisition is expected to be completed during the fourth quarter of calendar year 2018, subject to satisfaction of the remaining closing conditions.

About LifePoint Health

LifePoint Health® is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities across the country. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to affiliates or subsidiaries of LifePoint Health, Inc.

Forward-Looking Statements

This communication contains certain information, including statements as to the expected timing, completion and effects of the proposed merger involving LifePoint, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for LifePoint and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of LifePoint and are subject to significant risks and uncertainties outside of LifePoint’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; operating costs, loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at LifePoint; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on LifePoint’s credit rating; and other risks described in LifePoint’s Form 10-K, Form 10-Q and Form 8-K reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, LifePoint does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Media Contact

Michelle Augusty

Vice President, Communications

615-920-7654

Michelle.augusty@lpnt.net